Exhibit 99.1
PROLOGIS REPORTS FIRST QUARTER 2008 FFO OF $1.38 PER SHARE
– Growth in Investment Management Business and Continued
Strong Development Margins Drive Results –
Denver, Colo. – April 24, 2008 – ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported funds from operations as defined by ProLogis (FFO) for the quarter ended March 31, 2008 of $1.38 per diluted share, up 10.4 percent from $1.25 in 2007. Net earnings per diluted share for the quarter were $0.73, compared with $0.89 in 2007. First quarter 2008 net earnings included $31.6 million, or $0.12 per diluted share, related to the company’s proportionate share of remeasurement and settlement losses on interest rate swap contracts entered into by ProLogis’ unconsolidated property funds and a higher level of foreign currency exchange losses on intercompany loans than in the first quarter of 2007.
“Our financial results and operating fundamentals during the first quarter reflect solid performance by our global business in a time of increased uncertainty in the U.S. economic environment,” said Jeffrey H. Schwartz, ProLogis chairman and chief executive officer. “We increased FFO and fees from our investment management business, captured above-average margins in our development business and maintained stable occupancy levels while achieving solid rent growth.”
Despite the economic softness in the U.S. market, Schwartz noted that the lack of modern distribution space throughout Europe and Asia continues to provide attractive growth opportunities. “Increased domestic consumption in emerging markets, such as China, India, Central Europe, Mexico and the Middle East, coupled with continued growth in global trade, supports strong demand in these countries. In Japan and Western Europe, ongoing supply chain reconfiguration and the high percentage of obsolete facilities continue to drive net demand for modern logistics infrastructure.”
U.S. Markets Holding but Expected to Slow
“In the United States, anecdotal evidence suggests an impending decline in market fundamentals consistent with the slowing economy; however, our stabilized properties remained relatively well leased, and we continued to experience solid same-store rent growth during the first quarter. Importantly, we are seeing a sharp decrease in speculative development activity and believe markets are much healthier today than at the start of the last U.S. downturn,” Schwartz said.
“Net absorption in the top 30 North American logistics markets declined slightly but remained healthy at roughly 21 million square feet during the first quarter,” said Walter C. Rakowich, president and chief operating officer. “Vacancies in these 30 markets remained relatively flat at 7.9 percent, compared with 7.8 percent at year-end 2007, although we expect an increase in average market vacancies later in the year. We remain cautious about the U.S. market overall, and consistent with this view, 96 percent of our North American development starts in the first quarter, based on value, were on a pre-committed basis.”
Continued Strength in International Demand
“Demand outside the United States and United Kingdom continues to be robust,” said Ted R. Antenucci, ProLogis president and chief investment officer. “As we assess development opportunities for the remainder of 2008 and into 2009, we will leverage the breadth of our global platform and allocate capital to those markets with the strongest fundamentals. Currently, our plans call for 80 to 85 percent of our new development this year to be in countries other than the United States and United Kingdom.”

ProLogis began construction of $930 million of new development during the first quarter, including development within its retail and mixed use and industrial joint ventures. The company’s total CDFS asset pipeline reached $7.8 billion at March 31, 2008. Of this amount, total expected investment in projects currently under construction is $4.1 billion, while the remaining $3.7 billion of completed developments and repositioned properties was 53.7 percent leased at quarter end.
“Leasing in our pipeline of recently completed projects and properties under development declined slightly from the end of 2007 but remains in-line with our longer-term expectations,” Antenucci said. “While we continue to experience strong demand outside the United States, we continually re-visit our planned development activities and believe it is prudent in this environment to target the lower end of our $4.4 to $4.8 billion range for new development starts in 2008.”
During the quarter, the company signed approximately 6.6 million square feet of new CDFS leases, including those with repeat customers such as: Coca-Cola in Japan, Nippon Express in the Netherlands, Iron Mountain in Poland and Johnson Controls in Mexico.
Selected Financial and Operating Information
•	Increased same-store net operating income in the quarter by 3.3 percent driven by 2.8 percent growth in average same-store occupancies and same-store rent growth on turnovers of 6.6 percent.

•	Maintained occupancy in the stabilized portfolio of 94.6 percent.

•	Recycled a total of $1.46 billion of capital through contributions and dispositions during the quarter. Of that, $1.42 billion was from CDFS dispositions, with $83.3 million of that from acquired property portfolios. The remaining $37.1 million was from non-CDFS dispositions.

•	Realized FFO from CDFS dispositions of $278.2 million for the quarter. Post-deferral, post-tax margins for developed and repositioned properties averaged 27.6 percent, and all CDFS dispositions averaged 25.4 percent, inclusive of acquired property portfolios contributed at cost.

•	Increased total assets owned and under management to $38.8 billion, up from $36.3 billion at December 31, 2007.

•	Grew ProLogis’ share of FFO from property funds to $37.3 million for the quarter, compared with $30.6 million for the first quarter of 2007.

•	Recognized fee income from property funds of $29.5 million, compared with $21.6 million for the first quarter of 2007.
Copies of ProLogis’ first quarter 2008 supplemental information will be available from the company’s website at http://ir.prologis.com. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Thursday, April 24, 2008. A replay of the webcast will be available on the company’s website until May 8, 2008. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 121 markets across North America, Europe and Asia. The company has $38.8 billion of assets owned, managed and under development, comprising 526.3 million square feet (48.9 million square meters) in 2,817 properties as of March 31, 2008. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs over 1,500 people worldwide.

The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007.

Investor Relations	Media	Financial Media
Melissa Marsden	Jessica Crow	Suzanne Dawson
303-567-5622	303-567-5137	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	jcrow@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
First Quarter 2008
(Unaudited)
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
First Quarter 2008
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended March 31,
SUMMARY OF RESULTS	2008	2007

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$194,005	$236,091
Net earnings per share attributable to common shares — diluted	$0.73	$0.89

FFO:
FFO attributable to common shares (see Pages 3 and 4)	$369,121	$329,713
FFO per share attributable to common shares — diluted (see Page 3a)	$1.38	$1.25

Distributions declared per common share (1)	$0.5175	$0.46

	Three Months Ended March 31,
OPERATING METRICS	2008	2007

Same Store (see Page 16):
NOI	+ 3.26%	+ 5.62%
Rental Rates	+ 6.60%	+ 6.90%
Average Occupancy	+ 2.79%	+ 3.61%
Total Expected Investment of Development Starts (see Page 19)	$929,604	$615,600

	March 31,	December 31,
INVESTMENT SUMMARY, as of	2008	2007

Leased percentage of our stabilized portfolio, total portfolio (see Page 12)	94.63%	95.56%
Total Book Assets:
Direct investment	$17,953,485	$17,044,308
Our share of total book assets of unconsolidated investees:
Property funds (see Page 10)	5,263,921	4,773,386
CDFS joint ventures — industrial	198,017	174,654
CDFS joint ventures — retail and other	637,143	572,275
Other unconsolidated investees	183,640	149,299

	6,282,721	5,669,614

Totals	$24,236,206	$22,713,922

Assets Owned and Under Management:
Real estate owned, before depreciation:
Direct investment	$16,966,913	$16,578,845
Assets owned by our unconsolidated investees:
Property funds (see Page 10)	21,039,292	19,014,272
CDFS joint ventures — industrial	279,504	276,610

Investment in and advances to:
CDFS joint ventures — retail and other	379,980	338,932
Other unconsolidated investees	108,096	106,683
Discontinued operations — net assets held for sale	—	19,183

Totals	$38,773,785	$36,334,525

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 1

ProLogis
First Quarter 2008
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended
	March 31,
	2008	2007

Revenues:
Rental income (2)	$268,859	$256,549
CDFS disposition proceeds:
Developed and repositioned properties	1,263,413	669,938
Acquired property portfolios	83,332	—
Property management and other fees and incentives	29,490	21,647
Development management and other income	7,157	7,439

Total revenues	1,652,251	955,573

Expenses:
Rental expenses	91,256	67,366
Cost of CDFS dispositions:
Developed and repositioned properties	985,307	438,991
Acquired property portfolios	83,332	—
General and administrative (3)	56,472	48,342
Depreciation and amortization	77,550	77,860
Other expenses	2,470	2,866

Total expenses	1,296,387	635,425

Operating income	355,864	320,148

Other income (expense):
Earnings (losses) from unconsolidated property funds (4)	(18,567)	18,964
Earnings from CDFS joint ventures and other unconsolidated investees	3,272	544
Interest expense (5)	(85,124)	(88,651)
Interest and other income, net	5,616	11,174

Total other income (expense)	(94,803)	(57,969)

Earnings before minority interest	261,061	262,179
Minority interest	(1,106)	(173)

Earnings before certain net gains	259,955	262,006
Foreign currency exchange losses, net	(36,701)	(13,552)

Earnings before income taxes	223,254	248,454

Income taxes:
Current income tax expense	24,832	18,100
Deferred income tax expense	2,500	3,321

Total income taxes	27,332	21,421

Earnings from continuing operations	195,922	227,033
Discontinued operations (6):
Income attributable to disposed properties and assets held for sale	494	2,107
Gains recognized on dispositions:
Non-CDFS business assets	3,813	4,964
CDFS business assets	130	8,341

Total discontinued operations	4,437	15,412

Net earnings	200,359	242,445
Less preferred share dividends	6,354	6,354

Net earnings attributable to common shares	$194,005	$236,091

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 2

ProLogis
First Quarter 2008
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Weighted average common shares outstanding — Basic	258,946	254,253
Weighted average common shares outstanding — Diluted	268,131	265,019

Net earnings per share attributable to common shares — Basic:
Continuing operations	$0.73	$0.87
Discontinued operations	0.02	0.06

Net earnings per share attributable to common shares — Basic	$0.75	$0.93

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$0.71	$0.83
Discontinued operations	0.02	0.06

Net earnings per share attributable to common shares — Diluted	$0.73	$0.89

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Net earnings attributable to common shares — Basic	$194,005	$236,091
Minority interest (a)	1,151	988

Adjusted net earnings attributable to common shares — Diluted	$195,156	$237,079

Weighted average common shares outstanding — Basic	258,946	254,253
Incremental weighted average effect of conversion of limited partnership units	5,053	5,140
Incremental weighted average effect of potentially dilutive instruments (b)	4,132	5,626

Weighted average common shares outstanding — Diluted	268,131	265,019

Net earnings per share attributable to common shares — Diluted	$0.73	$0.89

COMMENTS
(a)	Includes only the minority interest related to the convertible limited partnership units.

(b)	Total weighted average potentially dilutive instruments outstanding were 10,438 and 10,834 for the three months ended March 31, 2008 and 2007, respectively. Substantially all were dilutive for both periods.
Supplemental Information Page 2a

ProLogis
First Quarter 2008
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Revenues:
Rental income	$269,476	$262,301
CDFS disposition proceeds:
Developed and repositioned properties	1,263,413	737,427
Acquired property portfolios	83,332	—
Property management and other fees and incentives	29,490	21,647
Development management and other income	7,157	7,439

Total revenues	1,652,868	1,028,814

Expenses:
Rental expenses	91,351	69,175
Cost of CDFS dispositions:
Developed and repositioned properties	985,177	500,476
Acquired property portfolios	83,332	—
General and administrative (3)	56,472	48,342
Depreciation of corporate assets	3,420	2,706
Other expenses	2,470	2,866

Total expenses	1,222,222	623,565

	430,646	405,249

Other income (expense):
FFO from unconsolidated property funds (4)	37,312	30,620
FFO from CDFS joint ventures and other unconsolidated investees	5,165	2,136
Interest expense (5)	(85,124)	(88,651)
Interest and other income, net	5,616	11,174
Foreign currency exchange losses, net	(1,860)	(6,188)
Current income tax expense	(15,174)	(18,100)

Total other income (expense)	(54,065)	(69,009)

FFO	376,581	336,240

Less preferred share dividends	6,354	6,354
Less minority interest	1,106	173

FFO attributable to common shares	$369,121	$329,713

Weighted average common shares outstanding — Basic	258,946	254,253
Weighted average common shares outstanding — Diluted	268,131	265,019

FFO per share attributable to common shares:
Basic	$1.43	$1.30

Diluted	$1.38	$1.25

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Page 3a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Supplemental Information Page 3

First Quarter 2008
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares - Diluted
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

FFO attributable to common shares — Basic	$369,121	$329,713
Minority interest attributable to convertible limited partnership units	1,151	988

FFO attributable to common shares — Diluted	$370,272	$330,701

Weighted average common shares outstanding — Diluted (see Page 2a)	268,131	265,019

FFO per share attributable to common shares — Diluted	$1.38	$1.25

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains from the sale of previously depreciated properties. In addition to the NAREIT adjustments, we exclude additional items from GAAP net earnings, although not infrequent or unusual, that are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions, such as deferred income tax, current income tax related to the reversal of any acquired tax liabilities in an acquisition, foreign currency exchange gains/losses related to certain debt transactions and gains/losses from remeasurement of certain derivative instruments. We include gains from dispositions of properties acquired or developed in our CDFS business segment in our definition of FFO. We calculate FFO from our unconsolidated investees on the same basis.
We believe our adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments. While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool.
Supplemental Information Page 3a

ProLogis
First Quarter 2008
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended
	March 31,
	2008	2007

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$194,005	$236,091
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	74,130	75,154
Adjustments to CDFS dispositions for depreciation	—	(2,337)
Reconciling items attributable to discontinued operations (6):
Gains recognized on dispositions of non-CDFS business assets	(3,813)	(4,964)
Real estate related depreciation and amortization	28	1,836

Totals discontinued operations	(3,785)	(3,128)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	32,818	18,841
Gains on dispositions of non-CDFS business assets	(54)	(1,899)
Other amortization items	(4,210)	(1,909)

Totals unconsolidated investees	28,554	15,033

Totals NAREIT defined adjustments	98,899	84,722

Subtotals-NAREIT defined FFO	292,904	320,813

Add (deduct) our defined adjustments:
Foreign currency exchange losses, net	34,841	7,364
Current income tax expense (7)	9,658	—
Deferred income tax expense	2,500	3,321
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net	517	(1,329)
Unrealized losses on derivative contracts (4)	28,632	—
Deferred income tax expense (benefit)	69	(456)

Totals unconsolidated investees	29,218	(1,785)

Totals our defined adjustments	76,217	8,900

FFO attributable to common shares	$369,121	$329,713

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Page 3a.
Footnote references are to Pages 7 through 7a.
Supplemental Information Page 4

ProLogis
First Quarter 2008
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2008	2007

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$194,005	$236,091
Add (deduct):
NAREIT defined adjustments to compute FFO	98,899	84,722
Our defined adjustments to compute FFO	76,217	8,900
Add:
Interest expense	85,124	88,651
Depreciation of corporate assets	3,420	2,706
Current income tax expense included in FFO	15,174	18,100
Adjustments to CDFS gains on dispositions for interest capitalized	16,666	8,769
Preferred share dividends	6,354	6,354
Share of reconciling items from unconsolidated investees	40,403	23,754

EBITDA	$536,262	$478,047

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We use earnings before interest, taxes, depreciation and amortization, preferred dividends, unrealized foreign currency exchange gains/losses, impairment charges and non-CDFS gains, or EBITDA, to measure both our operating performance and liquidity. In addition, we adjust the gains from the contributions and sales of developed properties recognized as CDFS income to reflect these gains as if no interest cost had been capitalized during the development of the properties. EBITDA of our unconsolidated investees is calculated on the same basis. We consider EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from operations on an unleveraged basis before the effects of non-operating related items.
By excluding interest expense, EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance between periods and to compare our operating performance to that of other companies. We consider EBITDA to be a useful supplemental measure for reviewing our comparative performance with other companies because, by excluding non-cash depreciation expense, EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, we believe that EBITDA helps investors to analyze our ability to meet debt service obligations and to make quarterly distributions.
We use EBITDA when measuring our operating performance and liquidity; specifically when assessing our operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating our ability to meet debt service obligations and to make quarterly share distributions. We believe investors should consider EBITDA, which has limitations as an analytical tool, in conjunction with net income (the primary measure of our performance) and other GAAP measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of the performance of our assets between periods and against other companies.
Supplemental Information Page 5

ProLogis
First Quarter 2008
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands, except per share data)

	March 31,	December 31,
	2008	2007

Assets:
Investments in real estate assets:
Industrial operating properties	$11,227,716	$11,000,079
Retail operating properties	329,137	328,420
Land subject to ground leases and other	489,564	458,782
Properties under development (including cost of land)	1,906,335	1,986,285
Land held for development	2,374,544	2,152,960
Other investments	639,617	652,319

	16,966,913	16,578,845
Less accumulated depreciation	1,427,831	1,368,458

Net investments in real estate assets	15,539,082	15,210,387

Investments in and advances to unconsolidated investees:
Property funds	1,735,238	1,755,113
CDFS joint ventures and other unconsolidated investees	648,988	590,164

Total investments in and advances to unconsolidated investees	2,384,226	2,345,277

Cash and cash equivalents	901,608	418,991
Accounts and notes receivable	373,930	340,039
Other assets	1,430,321	1,389,733
Discontinued operations - assets held for sale (6)	—	19,607

Total assets	$20,629,167	$19,724,034

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$2,857,384	$1,955,138
Senior notes and other unsecured debt	4,583,179	4,891,106
Convertible debt	2,334,977	2,332,905
Secured debt and assessment bonds	1,321,382	1,326,919
Accounts payable and accrued expenses	922,631	933,075
Other liabilities	796,656	769,408
Discontinued operations - assets held for sale (6)	—	424

Total liabilities	12,816,209	12,208,975

Minority interest	92,712	78,661

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	2,603	2,577
Additional paid-in capital	6,518,505	6,412,473
Accumulated other comprehensive income	392,754	275,322
Retained earnings	456,384	396,026

Total shareholders’ equity	7,720,246	7,436,398

Total liabilities and shareholders’ equity	$20,629,167	$19,724,034

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 6

ProLogis
First Quarter 2008
Unaudited Financial Results
Notes to Consolidated Financial Statements

***	Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information on ProLogis and our business. Certain 2007 amounts included in this Supplemental Information package have been reclassified to conform to the 2008 presentation.

(1)	The annual distribution rate for 2008 is $2.07 per common share. The payment of common share distributions is dependent upon our financial condition and operating results and may be adjusted at the discretion of the Board of Trustees during the year.

(2)	In our Consolidated Statements of Earnings, rental income includes the following (in thousands):

	Three Months Ended
	March 31,
	2008	2007

Rental income	$202,593	$195,302
Rental expense recoveries	59,349	48,285
Straight-lined rents	6,917	12,962

	$268,859	$256,549

(3)	During the first quarter of 2008 and 2007, we recorded $1.6 million and $8.0 million, respectively, of employee departure costs. In 2008, these costs relate to the planned retirement of our Chief Operating Officer in January 2009. In 2007, this amount includes $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to other employees.

(4)	The unconsolidated property funds that we manage, and in which we have an equity ownership, may enter into interest rate swap contracts that are designated as cash flow hedges to mitigate interest expense volatility associated with movements of interest rates for future debt issuances. In 2007, certain of the property funds in North America issued short-term bridge financing to finance their acquisitions of properties from us and third parties. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting and, therefore, any change in the fair value of these contracts was recorded through earnings, along with the gain or loss on settlement of certain contracts, during the quarter. Included in losses from unconsolidated property funds, in our Consolidated Statements of Earnings, is $21.3 million, representing our share of the remeasurement losses. When the contracts are settled, we include the realized gain or loss in our calculation of FFO, which amounted to a loss of $3.0 million during the first quarter of 2008.

In Japan, the property funds may enter into swap contracts that fix the interest rate of their variable rate debt. As these contracts did not qualify for hedge accounting, any change in value of these contracts is recognized as an unrealized gain or loss on remeasurement. There is generally no settlement of these contracts as the contracts have no value at maturity, and therefore, no impact on FFO. Included in losses from unconsolidated property funds, in our Consolidated Statements of Earnings, is $10.3 million, representing our share of the remeasurement losses of these contracts.

(5)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Earnings (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels due to acquisitions, additional investments in unconsolidated investees and increased development activities, which also accounts for the increase in capitalized interest.

	Three Months Ended
	March 31,
	2008	2007

Gross interest expense	$124,143	$115,022
Net premium recognized	(592)	(3,096)
Amortization of deferred loan costs	2,912	2,430

Interest expense before capitalization	126,463	114,356
Less: capitalized amounts	(41,339)	(25,705)

Net interest expense	$85,124	$88,651

Supplemental Information Page 7

ProLogis
First Quarter 2008
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(6)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. During the first quarter of 2008, we disposed of three properties to third parties, none of which were CDFS properties. During the full year of 2007, we disposed of 80 properties to third parties, five of which were CDFS properties, including land subject to ground leases. As of March 31, 2008, we did not have any properties classified as held for sale in our Consolidated Balance Sheets. As of December 31, 2007, we had two properties classified as held for sale that were sold during the first quarter of 2008.

The components that are presented as discontinued operations (excluding the gains recognized upon disposition) are as follows (in thousands):

	Three Months Ended
	March 31,
	2008	2007

Rental income	$617	$5,752
Rental expenses	(95)	(1,809)
Depreciation and amortization	(28)	(1,836)

	$494	$2,107

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the disposition proceeds and the cost of dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(7)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 7a

ProLogis
First Quarter 2008
Unaudited Financial Results
Investments in and
Advances to Unconsolidated Investees
(dollars in thousands)

	March 31,	December 31,
	2008	2007

Property funds:
ProLogis European Properties	$452,241	$494,593
ProLogis European Properties Fund II	139,561	158,483
ProLogis California LLC	104,744	106,630
ProLogis North American Properties Fund I	26,864	27,135
ProLogis North American Properties Funds VI-X	114,382	113,228
ProLogis North American Properties Fund XI	28,771	30,712
ProLogis North American Industrial Fund	122,258	104,277
ProLogis North American Industrial Fund II	247,167	274,238
ProLogis North American Industrial Fund III	131,232	123,720
ProLogis Mexico Industrial Fund	56,499	38,085
ProLogis Japan Properties Fund I	104,206	87,663
ProLogis Japan Properties Fund II	186,791	189,584
ProLogis Korea Fund	20,522	6,765

Total property funds	1,735,238	1,755,113

CDFS joint ventures:
Industrial	160,912	144,549
Retail and other	379,980	338,932

Total CDFS joint ventures	540,892	483,481

Other unconsolidated investees	108,096	106,683

Total investments in and advances to unconsolidated investees	$2,384,226	$2,345,277

Land Owned and Controlled
(dollars in thousands)

	As of March 31, 2008
	Acres	Investment
Direct investment:
Land owned:
North America	6,174	$970,620
Europe	2,869	1,102,964
Asia	604	300,960
Total land owned	9,647	$2,374,544

Land controlled (under contract/option) (A):
North America	3,329
Europe	4,047
Asia	343
Total land controlled	7,719

Total Direct Investment	17,366

Unconsolidated investees (owned and controlled):
Property funds:
North America	51

Industrial CDFS joint ventures (B):
North America	487
Europe	11
Asia	50

Total CDFS joint ventures	548

Total unconsolidated investees	599

Total land owned and controlled	17,965

COMMENTS
(A)	Costs incurred, if any, are included in “Investments in Real Estate Assets — Other Investments” in our Consolidated Balance Sheets.

(B)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
First Quarter 2008
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)

Income Items
	First		ProLogis’
	Quarter 2008		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$205,617	x	100.0%	x 4	$822,468

Property funds - North America (B)	$155,549	x	29.2%	x 4	$181,681

Property funds - Asia (B)	$59,323	x	20.0%	x 4	$47,458

Actual
First Quarter
2008
Fee income (includes all property funds)	$29,490
Gains on dispositions of CDFS business assets recognized in FFO	$278,236
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 18)	$76,755
Development management and other income	$7,157

Balance Sheet Items	-as of March 31, 2008

Investment in and advances to PEPR (based on the trading price of the units) (C)	$740,106

Investment in and advances to PEPF II (D)	$216,735

Investments in unconsolidated investees, other than property funds:
CDFS joint ventures	$540,892
Other unconsolidated investees	108,096
Total investments in unconsolidated investees, other than property funds	$648,988

Investments in land and development projects:
Development projects in process	$1,906,335
Land held for development	2,374,544
Total investments in land and development projects	$4,280,879

Other assets:
Cash and cash equivalents	$901,608
Deposits, prepaid assets and other tangible assets (E)	1,250,458
Accounts and notes receivable	373,930
Our share of other tangible assets of the North American and Asian property funds (F)	95,354
Total other assets	$2,621,350

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(12,816,209)
Our share of third party debt of the North American and Asian property funds (F)	(1,925,428)
Our share of other third party liabilities of the North American and Asian property funds (F)	(107,942)

Total liabilities	(14,849,579)
Preferred shares	(350,000)
Total liabilities and preferred equity	$(15,199,579)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
First Quarter 2008
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
COMMENTS
(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR) and ProLogis European Properties Fund II (PEPF II), for the three months ended March 31, 2008 is as follows (amounts in thousands). PEPR has publicly traded units and PEPF II is subject to periodic third party valuations and, therefore, separate calculations using pro forma NOI are not necessary (see comments C and D below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	Japan	Japan	ProLogis
		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Properties	Properties	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund I	Fund II	Fund

ProLogis’ ownership interest as of March 31, 2008	100.0%	50.0%	41.3%	20.0%	20.0%	23.2%	36.9%	20.0%	20.0%	20.0%	20.0%	20.0%

Calculation of pro forma NOI (a):
Rental income	$268,859	$22,665	$11,393	$32,261	$4,829	$48,990	$42,626	$30,840	$6,370	$24,294	$39,744	$1,065
Straight-lined rents and amortization of lease intangibles (b)	(5,676)	89	78	(288)	39	(188)	(893)	(1,977)	(136)	97	(1,813)	(115)
Net termination fees and adjustments (c)	(473)	—	—	7	—	1	(153)	—	—	—	—	—

Adjusted rental income	262,710	22,754	11,471	31,980	4,868	48,803	41,580	28,863	6,234	24,391	37,931	950

Rental expenses	(91,256)	(4,117)	(2,636)	(9,488)	(1,131)	(12,891)	(10,083)	(6,903)	(754)	(3,383)	(5,483)	(42)
Certain fees paid to ProLogis (d)	—	184	111	291	45	510	394	314	57	—	—	—

Adjusted rental expenses	(91,256)	(3,933)	(2,525)	(9,197)	(1,086)	(12,381)	(9,689)	(6,589)	(697)	(3,383)	(5,483)	(42)

Adjusted NOI	171,454	18,821	8,946	22,783	3,782	36,422	31,891	22,274	5,537	21,008	32,448	908
Other adjustments (e) (f)	34,163	—	—	—	—	4,477	—	—	616	—	3,414	1,545

Pro forma NOI	$205,617	$18,821	$8,946	$22,783	$3,782	$40,899	$31,891	$22,274	$6,153	$21,008	$35,862	$2,453

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at March 31, 2008.

(f)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period by the property funds. For ProLogis, rental income excludes discontinued operations.
(C)	At March 31, 2008, the Net Asset Value of our 24.9% equity investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on March 31, 2008	47,454
Price per unit at March 31, 2008, in euros (a)	€10.04

Total in euros	€476,438
Euro to U.S. dollar exchange rate at March 31, 2008	1.5812

Total in U.S. dollars	$753,344
Net amounts owed by us	(13,238)

Total Net Asset Value at March 31, 2008	$740,106

(a)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(D)	PEPF II made its first acquisition of assets in 2007. Therefore, we have estimated the Net Asset Value of our investment in PEPF II as of March 31, 2008 as follows (in thousands):

Aggregate cost of assets acquired since inception	€1,453,187
Less aggregate debt outstanding at March 31, 2008	(689,068)

Total in euros	€764,119
Euro to U.S. dollar exchange rate at March 31, 2008	1.5812

Total Net Asset Value at March 31, 2008	$1,208,225
Our direct ownership interest at March 31, 2008 (a)	17.00%

Total in U.S. dollars	$205,398
Net amounts owed to us	11,337

Total Net Asset Value at March 31, 2008	$216,735

(a)	This includes only our direct investment in PEPF II. In addition, we have an additional ownership interest of 7.47% through our ownership in PEPR that owns 30% of PEPF II. Our indirect ownership is included in the value of PEPR above.
(E)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets — Other Investments”.

(F)	Excludes PEPR and PEPF II. See comments C and D.
Supplemental Information Page 9a

ProLogis
First Quarter 2008
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C)	Total
	For the Three Months Ended March 31, 2008
EBITDA, FFO and net earnings(losses) for the property funds, combined:
Rental income	$142,483	$199,974	$65,103	$407,560
Rental expenses	(21,969)	(48,003)	(8,908)	(78,880)

Net operating income from properties	120,514	151,971	56,195	328,680

Other income (expense), net, including G&A	(15,278)	(19,631)	(3,200)	(38,109)

EBITDA of the property funds	105,236	132,340	52,995	290,571

Interest expense	(51,467)	(81,843)	(13,888)	(147,198)
Current income tax expense	(8,814)	(555)	—	(9,369)

FFO of the property funds	44,955	49,942	39,107	134,004

Real estate related depreciation and amortization	(39,655)	(66,356)	(16,395)	(122,406)
Unrealized losses on derivative contracts (D)	—	(43,214)	(51,684)	(94,898)
Other income (expense), net, including deferred tax and foreign currency gains and losses	825	270	(3,697)	(2,602)

Net earnings (losses) of the property funds	$6,125	$(59,358)	$(32,669)	$(85,902)

Our average ownership interest for the period (E)	23.8%	34.4%	20.0%	26.7%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$24,839	$40,029	$10,599	$75,467
Fees paid to us (F)	11,898	13,788	3,804	29,490
Amortization adjustments (G)	—	(227)	720	493

EBITDA recognized by us	$36,737	$53,590	$15,123	$105,450

Our share of the property fund’s FFO	$10,713	$17,205	$7,821	$35,739
Fees paid to us (F)	11,898	13,788	3,804	29,490
Amortization adjustments (G)	636	217	720	1,573

FFO recognized by us	$23,247	$31,210	$12,345	$66,802

Our share of the property fund’s net earnings (losses)	$1,557	$(19,457)	$(6,534)	$(24,434)
Fees paid to us (F)	11,898	13,788	3,804	29,490
Amortization adjustments (G)	2,233	2,362	1,272	5,867

Net earnings (losses) recognized by us	$15,688	$(3,307)	$(1,458)	$10,923

	As of March 31, 2008
Selected Balance Sheet Items of the Property Funds, combined:
Real estate owned, before depreciation	$7,169,926	$9,299,453	$4,569,913	$21,039,292

Other assets (liabilities), net	$475,578	$107,017	$(722,651)	$(140,056)

Total assets, before depreciation, net of other liabilities	$7,645,504	$9,406,470	$3,847,262	$20,899,236

Third party debt	$4,090,865	$5,414,705	$2,148,441	$11,654,011

Our ownership interest at end of period (H)	24.8%	27.6%	20.0%	25.2%

Our share of third party debt	$1,014,519	$1,495,741	$429,688	$2,939,948

Our share of total assets, before depreciation, net of other liabilities	$1,896,057	$2,598,412	$769,452	$5,263,921

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10

Prologis
First Quarter 2008
Unaudited Financial Results
Comments to Unconsolidated Property Funds

(A)	The European funds include PEPR and PEPF II. We contributed 27 properties to PEPF II in the first quarter of 2008.

(B)	Included in North American funds are twelve property funds. We contributed two properties to ProLogis Mexico Industrial Fund and nine properties to ProLogis North American Industrial Fund during the first quarter of 2008.

(C)	The Asian funds include ProLogis Japan Properties Fund I, ProLogis Japan Properties Fund II and ProLogis Korea Fund. We contributed three properties to ProLogis Japan Properties Fund II during the first quarter of 2008.

(D)	See note 4 on Page 7 for more information on these losses.

(E)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(F)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note G below.

(G)	This represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to the deferral of amounts based on our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.

(H)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
See comments on page 11

ProLogis
First Quarter 2008
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	March 31,	December 31,
	Feet	Investment	2008	2007 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	150,710	$7,853,406	95.09%	95.20%
CDFS properties — repositioned acquisitions	4,022	196,851	79.67%	87.46%
CDFS properties — completed developments	6,328	327,331	70.97%	86.23%

Total Direct Investment — North America	161,060	8,377,588	93.76%	94.64%

CDFS joint ventures (C)	877	32,208	100.00%	100.00%
Property Funds (C):
ProLogis California LLC	14,178	695,243	99.76%	99.90%
ProLogis North American Properties Fund I	9,406	383,923	95.53%	94.71%
ProLogis North American Properties Fund VI-X	25,397	1,517,900	90.48%	92.91%
ProLogis North American Properties Fund XI	4,112	218,497	95.92%	100.00%
ProLogis North American Industrial Fund	39,492	2,303,305	98.37%	99.06%
ProLogis North American Industrial Fund II	35,592	2,153,585	93.91%	95.77%
ProLogis North American Industrial Fund III	21,200	1,506,806	98.36%	99.54%
ProLogis Mexico Industrial Fund	4,254	280,516	96.78%	100.00%

Property Funds	153,631	9,059,775	95.87%	97.15%

Total North America Stabilized Portfolio	315,568	17,469,571	94.80%	95.86%

Europe:
Direct Investment
CDFS properties — repositioned acquisitions	3,782	318,453	71.03%	73.66%
CDFS properties — completed developments	11,253	878,047	62.70%	74.64%

Total Direct Investment — Europe	15,035	1,196,500	64.80%	74.38%

Property Funds (C):
ProLogis European Properties	56,392	5,042,178	97.88%	97.33%
ProLogis European Properties Fund II	17,637	2,127,748	98.20%	99.65%

Property Funds	74,029	7,169,926	97.96%	97.69%

Total Europe Stabilized Portfolio	89,064	8,366,426	92.36%	93.00%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	2,034	106,608	97.66%	97.66%
CDFS properties — completed developments	5,220	280,151	95.46%	97.91%

Total Direct Investment — Asia	7,254	386,759	96.08%	97.84%

CDFS joint ventures (C)	4,742	110,583	98.19%	100.00%
Property Funds (C):
ProLogis Japan Properties Fund I	7,118	1,391,740	98.37%	97.87%
ProLogis Japan Properties Fund II	16,297	3,066,083	99.96%	99.96%
ProLogis Korean Properties Fund	1,086	112,090	100.00%	100.00%

Property Funds	24,501	4,569,913	99.50%	99.29%

Total Asia Stabilized Portfolio	36,497	5,067,255	98.66%	99.08%

Total Stabilized Portfolio	441,129	$30,903,252	94.63%	95.56%

See comments on page 12a
Supplemental Information Page 12

ProLogis
First Quarter 2008
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed) - continued
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	March 31,	December 31,
	Feet	Investment	2008	2007 (A)

Operating Portfolio (D):
North America:
Stabilized properties
Direct Investment	161,060	$8,377,588	93.76%	94.64%
CDFS joint ventures and Property Funds	154,508	9,091,983	95.89%	97.17%

Total North America Stabilized Properties	315,568	17,469,571	94.80%	95.86%
Prestabilized Properties
Operating properties	1,858	72,310	24.49%	39.33%
CDFS properties — repositioned acquisitions	732	23,612	0.00%	7.63%
CDFS properties — completed developments	8,488	360,871	18.23%	17.59%
CDFS joint ventures (C)	1,307	14,702	18.82%	0.00%
ProLogis North American Industrial Fund III	3,428	239,678	49.44%	59.93%

Total Prestabilized Properties — North America	15,813	711,173	24.94%	28.55%

Total North America Operating Portfolio	331,381	18,180,744	91.47%	92.66%

Europe:
Stabilized properties
Direct Investment	15,035	1,196,500	64.80%	74.38%
Property Funds	74,029	7,169,926	97.96%	97.69%

Total Europe Stabilized Properties	89,064	8,366,426	92.36%	93.00%
Prestabilized Properties
CDFS properties — repositioned acquisitions	—	—	—	17.99%
CDFS properties — completed developments	7,000	495,167	44.05%	39.48%

Total Prestabilized Properties — Europe	7,000	495,167	44.05%	38.45%

Total Europe Operating Portfolio	96,064	8,861,593	88.84%	88.52%

Asia:
Stabilized properties
Direct Investment	7,254	386,759	96.08%	97.84%
CDFS joint ventures and Property Funds	29,243	4,680,496	99.29%	99.42%

Total Asia Stabilized Properties	36,497	5,067,255	98.66%	99.08%
Prestabilized Properties
CDFS properties — repositioned acquisitions	3,766	90,283	2.09%	0.00%
CDFS properties — completed developments	5,497	553,763	33.75%	32.03%
CDFS joint ventures (C)	496	9,693	11.94%	0.00%

Total Prestabilized Properties — Asia	9,759	653,739	22.12%	23.64%

Total Asia Operating Portfolio	46,256	5,720,994	82.51%	88.55%

Total Operating Portfolio	473,701	$32,763,331	90.06%	91.48%

COMMENTS

(A)	At December 31, 2007, the stabilized portfolio consisted of 429,493 square feet and the total operating portfolio consisted of 458,101 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the entity’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12a

ProLogis
First Quarter 2008
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008 (C)	25,257	$108,756	12.86%
2009	29,074	127,215	15.04%
2010	27,309	123,630	14.62%
2011	26,646	123,392	14.59%
2012	24,902	127,116	15.03%
2013	12,165	63,267	7.48%
2014	9,231	41,933	4.96%
2015	3,000	18,001	2.13%
2016	4,789	23,226	2.74%
2017	3,945	30,561	3.61%
Thereafter	7,869	58,681	6.94%

Totals	174,187	$845,778	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008 (C)	23,976	$112,218	6.90%
2009	33,291	168,332	10.36%
2010	31,142	172,667	10.62%
2011	31,825	176,965	10.89%
2012	29,296	194,843	11.99%
2013	17,047	103,310	6.36%
2014	13,710	96,535	5.94%
2015	17,283	121,809	7.50%
2016	20,279	144,590	8.90%
2017	11,804	103,449	6.36%
Thereafter	25,330	230,470	14.18%

Totals	254,983	$1,625,188	100.00%

COMMENTS (square feet in thousands)

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of March 31, 2008, the weighted average base rent per square foot was $4.36 (direct investment) and $5.86 (property funds and industrial CDFS joint ventures).

(C)	Includes leases expiring during the remainder of 2008, as well as amounts leased on a month-to-month basis.
Supplemental Information Page 13

ProLogis
First Quarter 2008
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)

			Percentage of
			Annualized		Number
Rank		Customer Name	Base Rent (B)		of Leases

1	*	Deutsche Post AG (DHL)	3.48%		89
2		Matsushita Electric Indust. Co. Ltd	2.33%		18
3	*	CEVA Logistics	1.72%		31
4		Hitachi Transport	1.36%		22
5	*	NYK Group	1.11%		19
6	*	Nippon Express Group	1.07%		24
7		Home Depot, Inc.	1.03%		15
8		Unilever	1.02%		8
9	*	Kuehne & Nagel	0.97%		27
10		Geodis	0.89%		18
11		NOL Group (Neptune Orient Lines)	0.84%		20
12		Wincanton Logistics	0.77%		22
13		Kraft Foods, Inc.	0.68%		9
14		Tesco plc	0.68%		9
15		ASKUL Corporation	0.68%		3
16		Wal-Mart Stores, Inc.	0.67%		5
17		PepsiCo	0.64%		9
18		Sanyo Electric, Ltd.	0.59%		6
19	*	FedEx Corporation	0.56%		23
20		ID Logistics France	0.55%		8
21		Sears Holdings Corporation	0.54%		12
22		DSV A/S	0.52%		10
23	*	Amazon.com, Inc.	0.52%		7
24	*	Bridgestone Americas Holding	0.45%		8
25		UPS SCS (United Parcel Service Inc)	0.45%		23

		Total	24.12%	(C)	445

COMMENTS (square feet in thousands)

*	Customer leases space from us on three continents.

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	Percentage is based on the annualized collected base rents as of March 31, 2008.

(C)	When considering only our direct investment properties, the top 25 customers represented 18.42% of our total annualized collected base rents as of March 31, 2008.
Supplemental Information Page 14

ProLogis
First Quarter 2008
Unaudited Financial Results
Leasing Activity (A)

Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Average
	No. of	Square	Square		Tenant
	Leases	Feet	Feet	Cost	Retention

		(in thousands)	(in thousands)
First Quarter	447	26,483	19,913	$1.12	66.9%
Capital Expenditures
For the Three Months Ended March 31, 2008
(in thousands, except for percentages)

					Our
	Recurring				Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage	Actual Capital
	Expenditures	Improvements	Commissions	Expenditures	for the Period	Expenditures

ProLogis	$6,662	$9,532	$4,287	$20,481	100.0%	$20,481

ProLogis property funds - combined	$3,405	$3,451	$5,496	$12,352	26.7%	$3,292

	$10,067	$12,983	$9,783	$32,833		$23,773

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development included on Page 19a.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Supplemental Information Page 15

ProLogis
First Quarter 2008
Unaudited Financial Results
Same Store Analysis (A)

Percentage Change in
	Square Footage			Net
	of Same Store	Rental	Rental	Operating	Average	Rental Rate
	Population	Income (B)	Expenses (C)	Income	Occupancy	Growth (D)
(in thousands)
First Quarter	378,139	+ 6.06%	+ 15.88%	+ 3.26%	+ 2.79%	+ 6.60%
COMMENTS (in thousands)

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current and prior year and were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population, but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	This represents the increase in rental rates, on new leases signed during the period, as compared with the previous rental rates in that same space.
Supplemental Information Page 16

ProLogis
First Quarter 2008
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

Three Months
Ended
March 31,
2008
Acquisitions from third parties:
Operating properties acquired by us:
Square feet	3,970
Total expected investment of assets acquired ($)	140,823
Percentage leased as of 3/31/08	16.81%

Operating properties acquired by property funds:
Square feet	761
Total expected investment of assets acquired ($)	87,105
Percentage leased as of 3/31/08	100.00%

Dispositions:
CDFS dispositions:
Developed and repositioned properties:
Contributions to property funds:
Square feet	10,187
Net sales proceeds ($)	1,257,386

Dispositions to third parties:
Square feet	546
Net sales proceeds ($)	72,669

Land dispositions:
Net sales proceeds ($)	10,113

Total developed and repositioned properties:
Square feet	10,733
Net sales proceeds ($)	1,340,168
Post-deferral, post-tax margins	27.6%

Acquired property portfolios:
Contributions to property funds:
Square feet	970
Net sales proceeds ($)	83,332
Post-deferral, post-tax margins	0.0%

Total CDFS dispositions:
Square feet	11,703
Net sales proceeds ($)	1,423,500
Post-deferral, post-tax margins	25.4%

Percentage of CDFS proceeds generated by
contributions to property funds	94.2%

Non-CDFS dispositions:
Dispositions to third parties:
Square feet	546
Net sales proceeds ($)	37,110

Total all dispositions:
Square feet	12,249
Net sales proceeds ($)	1,460,610

Supplemental Information Page 17

ProLogis
First Quarter 2008
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

Three Months Ended
March 31,
2008

Square feet of leases signed on CDFS properties (A)	6,644
Square feet of leases signed on CDFS properties to repeat customers	2,396

Percentage to repeat customers	36.1%

2008 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended	Percentage
	March 31,	of Total
Region	2008	Proceeds
North America:
United States	$89,656	6.30%
Mexico	5,646	0.40%
Canada	124,289	8.73%
Acquired property portfolios (B)	22,012	1.54%

	241,603	16.97%

Europe:
Southern Europe	202,811	14.25%
Northern Europe	132,286	9.29%
Central Europe	194,994	13.70%
United Kingdom	258,527	18.16%
Acquired property portfolios (B)	61,320	4.31%

	849,938	59.71%

Asia:
Japan	331,959	23.32%

	331,959	23.32%

CDFS proceeds before deferrals and recapture	1,423,500	100.00%

Deferral of proceeds (C)	(84,125)
Recognition of previously deferred proceeds (C)	7,370

Total CDFS proceeds	$1,346,745

2007 Total Proceeds from CDFS Dispositions/Contributions

Three Months Ended
March 31,
2007
Net sales proceeds on transactions before deferrals and recapture	$782,122
Deferral of proceeds (C)	(44,695)
Recognition of previously deferred proceeds (C)	—

Total CDFS proceeds	$737,427

COMMENTS
(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.

(B)	Occasionally, we acquire a portfolio of properties with the intent of contributing the portfolio to an existing or future property fund at, or slightly above, our acquisition cost. The proceeds and related costs are presented as Acquired Property Portfolios in our Consolidated Statements of Earnings and FFO.

(C)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution, due to our continuing ownership. When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in an unconsolidated investee decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the unconsolidated investee.
Supplemental Information Page 18

ProLogis
First Quarter 2008
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	March 31, 2008
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions (C)	4,754	$220,464	67.36%
CDFS properties — completed developments	14,816	688,202	40.75%

Total CDFS Operating Properties - NorthAmerica	19,570	908,666	47.21%

Europe:
CDFS properties — repositioned acquisitions (D)	3,782	318,453	71.03%
CDFS properties — completed developments	18,253	1,373,214	55.54%

Total CDFS Operating Properties - Europe	22,035	1,691,667	58.21%

Asia:
CDFS properties — repositioned acquisitions	5,800	196,891	35.61%
CDFS properties — completed developments	10,717	833,914	63.81%

Total CDFS Operating Properties - Asia	16,517	1,030,805	53.36%

Total Acquired and Developed Properties	58,122	3,631,138	53.18%

Properties Under Development — Direct Owned (B):
North America	11,144	763,787	36.75%
Europe	20,852	1,878,316	39.13%
Asia	15,863	1,320,687	10.70%

Total Properties Under Development (see Page 19a)	47,859	3,962,790	29.15%

Total CDFS Asset Pipeline - Direct Owned	105,981	$7,593,928	42.33%

Completed Properties — Industrial CDFS Joint Ventures (E):
North America	1,092	$23,455	43.25%
Asia	2,619	60,138	90.02%

Total Completed Properties - Industrial CDFS Joint Ventures	3,711	83,593	76.26%

Properties Under Development — Industrial CDFS Joint Ventures (F):
Europe	508	34,678	0.00%
Asia	1,132	52,448	0.00%

Total Properties Under Development - Industrial CDFS Joint Ventures	1,640	87,126	0.00%

Total CDFS Asset Pipeline - Industrial CDFS Joint Ventures	5,351	$170,719	52.89%

Total CDFS Asset Pipeline	111,332	$7,764,647	42.84%

CDFS Assets By Geographic Area (B)

	March 31, 2008
	Square
	Feet	Investment (A)	Leased

North America	31,806	$1,695,908	43.41%
Europe	43,395	3,604,661	48.36%
Asia	36,131	2,464,078	35.71%

Total CDFS Asset Pipeline	111,332	$7,764,647	42.84%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes industrial, retail and mixed use properties.

(C)	Repositioned acquisitions in North America include remaining properties from a portfolio of industrial properties in Mexico that we acquired in June 2006 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 1.9 million square feet and have a total remaining investment of approximately $107 million.

(D)	Repositioned acquisitions in Europe include remaining properties from a portfolio of industrial properties in Central Europe that we acquired in February 2007 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 1.8 million square feet and have a total remaining investment of approximately $186 million.

(E)	Represents our proportionate share of the square footage and investment in completed industrial properties held in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(F)	Represents our proportionate share of the square footage and investment in industrial properties under development in CDFS joint ventures. See detail on Page 19b.
Supplemental Information Page 18a

ProLogis
First Quarter 2008
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated CDFS Joint Ventures
(in thousands, except for cost per square foot and percentages)

March 31,
2008

Development Starts:
Industrial — ProLogis (A):
Square feet	10,866
Total expected investment ($)	884,420
Industrial — CDFS Joint Ventures (B):
Square feet	62
Total expected investment ($)	2,765
Subtotal Industrial:
Square feet	10,928
Total expected investment ($)	887,185
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	—
CDFS Joint Ventures — total expected investment ($) (D):	42,419

Subtotal Retail and Mixed Use- Total expected investment ($):	42,419

Grand Total — Total expected investment ($):	929,604

Development Completions:
Industrial — ProLogis (A):
Square feet	10,435
Total expected investment ($)	867,935
Industrial — CDFS Joint Ventures (B):
Square feet	311
Total expected investment ($)	15,292
Subtotal Industrial:
Square feet	10,746
Total expected investment ($)	883,227
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	3,299
CDFS Joint Ventures — total expected investment ($) (D):	13,949

Subtotal Retail and Mixed Use- Total expected investment ($):	17,248

Grand Total — Total expected investment ($):	900,475

Under Development as of End of Period:
Industrial — ProLogis (A):
Square feet	49,043
Total expected investment ($)	4,047,454
Industrial — CDFS Joint Ventures (B):
Square feet	1,640
Total expected investment ($)	87,126
Subtotal Industrial:
Square feet	50,683
Total expected investment ($)	4,134,580
Cost per square foot ($)	81.58
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	52,773
CDFS Joint Ventures — total expected investment ($) (D):	309,791

Subtotal Retail and Mixed Use- Total expected investment ($):	362,564

Grand Total — Total expected investment ($):	4,497,144

COMMENTS (square feet in thousands)

(A)	Detailed information is provided on Page 19a.

(B)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture. Detailed information is provided on Page 19b.

(C)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis. See Page 19b.

(D)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest). See Page 19b.
Supplemental Information Page 19

ProLogis
First Quarter 2008
Unaudited Financial Results
Development Summary — ProLogis (A)
(in thousands, except for cost per square foot and percentages)

	March 31,	December 31,	September 30,	June 30,
	2008	2007	2007	2007

Development Starts:
North America:
Square feet	1,583	6,045	4,054	1,798
Total expected investment ($)	113,304	468,639	232,314	80,712
Cost per square foot ($)	71.58	77.53	57.30	44.89
Europe:
Square feet	4,971	11,016	5,284	4,807
Total expected investment ($)	384,496	1,001,335	357,175	333,113
Cost per square foot ($)	77.35	90.90	67.60	69.30
Asia:
Square feet	4,312	5,268	2,295	1,919
Total expected investment ($)	386,620	338,179	187,421	242,356
Cost per square foot ($)	89.66	64.19	81.66	126.29
Total:
Square feet	10,866	22,329	11,633	8,524
Total expected investment ($)	884,420	1,808,153	776,910	656,181
Cost per square foot ($)	81.39	80.98	66.79	76.98

Development Completions:
North America:
Square feet	2,319	4,337	2,464	2,811
Total expected investment ($)	126,144	216,453	151,438	119,747
Cost per square foot ($)	54.40	49.91	61.46	42.60
Leased percentage at completion (B)	47.59%	15.30%	46.38%	53.15%
Leased percentage as of 03/31/08		17.03%	50.52%	64.56%
Europe:
Square feet	5,185	4,115	3,697	3,398
Total expected investment ($)	409,088	399,258	293,798	278,596
Cost per square foot ($)	78.90	97.03	79.47	81.99
Leased percentage at completion (B)	69.87%	64.15%	65.75%	37.83%
Leased percentage as of 03/31/08		60.72%	86.90%	59.59%
Asia:
Square feet	2,931	1,764	1,293	2,197
Total expected investment ($)	332,703	68,253	64,448	273,992
Cost per square foot ($)	113.51	38.69	49.84	124.71
Leased percentage at completion (B)	60.05%	49.94%	58.37%	18.20%
Leased percentage as of 03/31/08		55.55%	86.46%	24.40%
Total:
Square feet	10,435	10,216	7,454	8,406
Total expected investment ($)	867,935	683,964	509,684	672,335
Cost per square foot ($)	83.18	66.95	68.38	79.98
Leased percentage at completion (B)	62.16%	41.66%	58.19%	37.81%
Leased percentage as of 03/31/08		41.95%	73.48%	52.12%

Under Development as of End of Period:
North America:
Square feet	12,328	13,061	11,352	9,762
Total expected investment ($)	848,451	870,552	617,138	534,256
Cost per square foot ($)	68.82	66.65	54.36	54.73
Leased percentage as of 03/31/08	31.03%
Europe:
Square feet	20,852	21,067	14,362	12,634
Total expected investment ($)	1,878,316	1,765,652	1,163,353	995,251
Cost per square foot ($)	90.08	83.81	81.00	78.78
Leased percentage as of 03/31/08	39.13%
Asia:
Square feet	15,863	14,393	10,893	9,825
Total expected investment ($)	1,320,687	1,242,925	970,940	843,193
Cost per square foot ($)	83.26	86.36	89.13	85.82
Leased percentage as of 03/31/08	10.70%
Total:
Square feet	49,043	48,521	36,607	32,221
Total expected investment ($)	4,047,454	3,879,129	2,751,431	2,372,700
Cost per square foot ($)	82.53	79.95	75.16	73.64
Leased percentage as of 03/31/08	27.90%

Construction in Progress (C):
North America ($)	478,742	533,826	279,763	264,984
Europe ($)	926,242	766,197	540,513	486,679
Asia ($)	501,351	686,262	422,083	335,470

Total Construction in Progress($)	1,906,335	1,986,285	1,242,359	1,087,133

COMMENTS (square feet in thousands)

(A)	Includes ProLogis’ development activity of industrial distribution properties. See also Page 19b for additional development activity.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for industrial, retail and mixed use properties.
Supplemental Information Page 19a

ProLogis
First Quarter 2008
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures and Retail
(in thousands, except for percentages)

	March 31,	December 31,	September 30,	June 30,
	2008	2007	2007	2007

Industrial CDFS Joint Ventures (A)
Development Starts:
North America:
Square feet	—	—	—	474
Total expected investment ($)	—	—	—	12,447
Europe:
Square feet	—	508	—	—
Total expected investment ($)	—	34,111	—	—
Asia:
Square feet	62	1,101	305	—
Total expected investment ($)	2,765	44,826	10,470	—
Total:
Square feet	62	1,609	305	474
Total expected investment ($)	2,765	78,937	10,470	12,447

Development Completions:
North America:
Square feet	180	474	—	—
Total expected investment ($)	8,657	12,447	—	—
Leased percentage as of 03/31/08	18.82%	0.00%	—	—
Asia:
Square feet	131	346	55	—
Total expected investment ($)	6,635	14,294	1,827	—
Leased percentage as of 03/31/08	22.65%	66.10%	50.19%	—
Total:
Square feet	311	820	55	—
Total expected investment ($)	15,292	26,741	1,827	—
Leased percentage as of 03/31/08	20.43%	27.89%	50.19%	—

Retail and Mixed Use — ProLogis and CDFS Joint Ventures
Development Starts:
ProLogis (B):
Square feet	—	308	—	—
Total expected investment ($)	—	56,073	—	—
CDFS Joint Ventures (C):
Square feet	399	840	—	—
Total expected investment ($)	42,419	113,266	—	—
Total:
Square feet	399	1,148	—	—
Total expected investment ($)	42,419	169,339	—	—

Development Completions:
ProLogis (B):
Square feet	8	—	—	31
Total expected investment ($)	3,299	—	—	7,585
Leased percentage as of 03/31/08	77.40%	—	—	49.84%
CDFS Joint Ventures (C):
Square feet	118	44	357	—
Total expected investment ($)	13,949	2,861	29,679	—
Leased percentage as of 03/31/08	81.54%	96.47%	88.91%	—
Total:
Square feet	126	44	357	31
Total expected investment ($)	17,248	2,861	29,679	7,585

COMMENTS
(A)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture.

(B)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis.

(C)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest).
Supplemental Information Page 19b

ProLogis
First Quarter 2008
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of March 31, 2008

		Principal Maturities
		of Direct Debt
Principal Outstanding		(excluding lines of credit )

Direct Debt:
Senior notes:
7.10% Notes due 2008	$250,000	2008	$813,431
7.95% Notes due 2008	25,000	2009	756,391
Floating Rate Yen Notes due 2008	136,642	2010	559,360
Floating Rate Notes due 2009	250,000	2011	598,860
7.30% Notes due 2009	25,000	2012	3,092,357
7.875% Notes due 2009	18,750	2013	377,025
8.72% Notes due 2009	18,750	2014	66,392
5.25% Notes due 2010	500,000	2015	556,613
4.375% Euro Notes due 2011	549,220	2016	1,134,531
5.50% Notes due 2012	450,000	2017	106,133
5.50% Notes due 2013	300,000	Thereafter	177,672
5.625% Notes due 2015	400,000	Add: premium, net	773

7.81% Notes due 2015	100,000		$8,239,538

9.34% Notes due 2015	50,000
5.625% Notes due 2016	550,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(10,086)

Total senior notes	4,163,276

Other unsecured debt — floating rate	419,903
Convertible senior notes - 2.25% due 2037	1,232,539
Convertible senior notes - 1.875% due 2037	1,102,438
Fixed rate secured debt	1,289,560
Assessment bonds	31,822
Lines of credit (see Page 21)	2,857,384

Total direct debt	11,096,922

Our share of third party debt of unconsolidated investees:
Property funds	2,939,948
CDFS joint ventures	288,442
Other unconsolidated investees	75,544

	3,303,934

Total	$14,400,856

Market Capitalization as of March 31, 2008

		Market
	Shares	Price at
	or Equivalents	March 31,	Market Value
	Outstanding	2008	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$55.00	$110,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$23.27	116,350
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$23.45	117,250

	12,000		343,600

Common Shares	260,299	$58.86	15,321,199
Convertible limited partnership units (5,052 units)	5,053	$58.86	297,420

	265,352		15,618,619

Total equity			15,962,219
Total debt (including our share of third party debt of unconsolidated investees)			14,400,856

Total market capitalization (including our share of third party debt of unconsolidated investees)			$30,363,075

Supplemental Information Page 20

ProLogis
First Quarter 2008
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	March 31,	Remaining		Average
	Commitment	2008	Capacity		Interest Rate (A)

Global Line (B)	$3,926,135	$2,857,384	$1,068,751	(D)	3.18%
Other (C)	69,884	—	69,884	(E)	—

	$3,996,019	$2,857,384	$1,138,635		3.18%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to Maturity
	% of Debt	Interest Rate (A)	(in years) (F)

Lines of credit	25.75%	3.18%	n/a
Senior notes	37.52%	5.44%	5.4
Other unsecured debt	3.78%	5.08%	1.8
Convertible senior notes	21.04%	2.07%	4.3
Secured debt	11.62%	6.55%	6.1
Assessment bonds	0.29%	3.56%	9.3

Total direct debt	100.00%	4.26%	5.0
Financial Ratios

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2007

Interest coverage ratio (G)	5.6	4.6
Fixed charge coverage ratio (H)	5.2	4.3
Total debt to total book assets (including our share of unconsolidated investees) (see Pages 1 and 20)	59.4%	59.5%
Total debt to total market capitalization (including our share of unconsolidated investees) (see Page 20)	47.4%	44.4%

COMMENTS

(A)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at March 31, 2008.

(B)	Represents a global senior credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies.

(C)	This facility represents a total commitment of 35 million British pounds sterling.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $109.8 million at March 31, 2008.

(E)	Excludes letters of credit outstanding with the lending bank aggregating $44.9 million at March 31, 2008.

(F)	Calculated through final maturity for debt outstanding at March 31, 2008, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after 2012 and, in limited circumstances, before then.

(G)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense is net of capitalized interest and amortization of loan costs).

(H)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense is net of capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 21

ProLogis
First Quarter 2008
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Owned Directly by ProLogis and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%	%	Europe	%

United States

Atlanta	4.04
Austin	0.51
Baltimore	0.75
Central Valley (California)	1.32
Charlotte	1.43
Chicago	5.10
Cincinnati	1.63
Columbus	2.49
Dallas/Fort Worth	4.79
Denver	1.47
El Paso	0.79
Greenville	0.57
Houston	2.21
I-81 Corridor (E. Pennsylvania)	4.69
Indianapolis	2.39
Inland Empire (Southern California)	5.86
Las Vegas	1.41
Los Angeles	2.99
Louisville	1.16
Memphis	1.92
Nashville	1.19
New Jersey	4.12
Orlando	0.64
Phoenix	0.75
Portland	0.73
Reno	3.46
Salt Lake City	0.47
San Antonio	1.56
San Francisco-East Bay	1.18
San Francisco-South Bay	1.24
Seattle	0.24
South Florida	1.08
St. Louis	0.61
Tampa	0.85
Washington D.C.	0.82
other non-target	0.38

Total United States	66.84%

Mexico

Guadalajara	0.14
Juarez	0.38
Mexico City	0.79
Monterrey	0.44
Reynosa	0.67
Tijuana	0.30

Total Mexico	2.72%

Canada

Toronto	0.38%

Total North America	69.94%

Belgium	0.22
Czech Republic	0.99
France	4.70
Germany	1.53
Hungary	0.88
Italy	1.66
Netherlands	1.35
Poland	3.41
Romania	0.12
Slovakia	0.50
Spain	0.90
Sweden	0.38
United Kingdom	3.63

Total Europe	20.27%

Asia	%
China	3.35
Japan	6.17
Korea	0.27

Total Asia	9.79%

Supplemental Information Page 22